EXHIBIT 23-A



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 30, 1998 included in the Annual Report on Form 10-K of Indiana Energy, Inc. for the year ended September 30, 1998, and our report dated June 28, 1999, included in the Annual Report on Form 11-K of the Indiana Energy, Inc. Retirement Savings Plan for the year ended December 31, 1998.



                                                         /s/ Arthur Andersen LLP

Indianapolis, Indiana
October 15, 1999